                                   EXHIBIT 5.1
                                   -----------


                             November 27, 1996



Tandem Computers Incorporated
10435 North Tantau Avenue
Cupertino, CA  95014


    Re:  Registration Statement on Form S-8


Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by Tandem Computers Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to an additional 3,600,000 shares of the Company's Common Stock issuable pursuant to the Tandem Computers Incorporated Employee Stock Purchase Plan (as amended and restated effective April 29, 1996) (the "Plan"), it is our opinion that such shares of Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,



                             /s/ Pillsbury Madison & Sutro LLP
                             Pillsbury Madison & Sutro LLP

E-05773